EXHIBIT 99.1

Adaptive Biotechnologies Reports Second Quarter 2021 Financial Results

SEATTLE, Aug. 4, 2021 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended June 30, 2021.

“We had another strong quarter with 83% revenue growth over prior year,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “I am encouraged by our performance across the business and excited about the emerging data from our immune medicine platform, which we expect to monetize for multiple opportunities in research, diagnostics and drug discovery.”

Recent Highlights

•	Revenue of $38.5 million for the second quarter 2021, representing an 83% increase from the second quarter 2020
•	clonoSEQ clinical sequencing volume in the second quarter 2021 grew 75% versus prior year and 15% over the first quarter of 2021
•	Signed a license agreement with Vaccibody to leverage Adaptive Biotechnologies’ T-cell data to inform the development of a T-cell based SARS-CoV-2 vaccine
•	Signed an agreement with Moderna to use immunoSEQ T-MAP COVID to measure the T-cell response to their second generation COVID vaccine and their Zika vaccine
•	Published case control data in Lyme disease and completing enrollment in ImmuneSense study to enable T-Detect Lyme offering in our CLIA certified lab around year end
•	Advanced T-Detect pipeline in autoimmune diseases including Crohn’s and Ulcerative Colitis for IBD differential diagnosis, and generated new early signal in Multiple Sclerosis

Second Quarter 2021 Financial Results

Revenue was $38.5 million for the quarter ended June 30, 2021, representing an 83% increase from the second quarter in the prior year. Sequencing revenue was $18.6 million for the quarter, representing a 132% increase from the second quarter in the prior year. Development revenue was $20.0 million for the quarter, representing a 53% increase from the second quarter in the prior year.

Operating expenses were $88.3 million for the second quarter of 2021, compared to $57.9 million in the second quarter of the prior year, representing an increase of 53%.

Net loss was $49.3 million for the second quarter of 2021, compared to $33.5 million for the same period in 2020.

Adjusted EBITDA (non-GAAP) was a loss of $35.6 million for the second quarter of 2021, compared to a loss of $28.5 million for the second quarter of the prior year.

Cash, cash equivalents and marketable securities was $689.5 million as of June 30, 2021.

2021 Financial Guidance

Adaptive Biotechnologies expects full year 2021 revenue to be in the range of $148 million to $155 million, representing 54% growth at the mid-point of the range over full year 2020 revenue. This compares to Adaptive Biotechnologies’ previous outlook of $145 million to $155 million.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its second quarter 2021 financial results after market close on Wednesday, August 4, 2021 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss adjusted for interest and other income, net, income tax benefit (expense), depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

•	all expenditures or future requirements for capital expenditures or contractual commitments;
•	changes in our working capital needs;
•	income tax benefit (expense), which may be a necessary element of our costs and ability to operate;
•	the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
•	the non-cash component of employee compensation expense; and
•	the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Sequencing revenue	$18,555	$7,985	$33,729	$17,454
Development revenue	19,950	13,003	43,218	24,444
Total revenue	38,505	20,988	76,947	41,898
Operating expenses
Cost of revenue	10,765	4,912	20,756	10,255
Research and development	37,800	25,992	71,572	49,927
Sales and marketing	23,216	14,332	43,820	28,339
General and administrative	16,066	12,238	31,002	24,059
Amortization of intangible assets	423	423	842	847
Total operating expenses	88,270	57,897	167,992	113,427
Loss from operations	(49,765)	(36,909)	(91,045)	(71,529)
Interest and other income, net	464	1,893	1,102	4,787
Income tax benefit	—	1,481	—	1,804
Net loss	$(49,301)	$(33,535)	$(89,943)	$(64,938)
Net loss per share attributable to common shareholders, basic and diluted	$(0.35)	$(0.26)	$(0.64)	$(0.51)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	140,359,317	127,383,582	139,667,380	126,720,986

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$184,186	$123,436
Short-term marketable securities (amortized cost of $413,965 and $564,036, respectively)	414,227	564,833
Accounts receivable, net	14,174	10,047
Inventory	18,612	14,063
Prepaid expenses and other current assets	12,530	14,535
Total current assets	643,729	726,914
Long-term assets
Property and equipment, net	75,235	39,692
Operating lease right-of-use assets	92,067	99,350
Long-term marketable securities (amortized cost of $91,177 and $118,429, respectively)	91,131	118,525
Restricted cash	2,138	2,138
Intangible assets, net	9,383	10,225
Goodwill	118,972	118,972
Other assets	719	598
Total assets	$1,033,374	$1,116,414
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,093	$3,237
Accrued liabilities	13,539	13,162
Accrued compensation and benefits	8,630	11,950
Current portion of operating lease liabilities	4,833	3,529
Current portion of deferred revenue	83,553	73,319
Total current liabilities	116,648	105,197
Long-term liabilities
Operating lease liabilities, less current portion	103,774	104,333
Deferred revenue, less current portion	119,642	163,618
Total liabilities	340,064	373,148
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at June 30, 2021 and December 31, 2020; no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at June 30, 2021 and December 31, 2020; 140,663,755 and 137,646,896 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	14	14
Additional paid-in capital	1,294,506	1,253,971
Accumulated other comprehensive gain	216	893
Accumulated deficit	(601,555)	(511,612)
Total Adaptive Biotechnologies Corporation shareholders’ equity	693,181	743,266
Noncontrolling interest	129	—
Total shareholders’ equity	693,310	743,266
Total liabilities and shareholders’ equity	$1,033,374	$1,116,414

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and our net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(49,301)	$(33,535)	$(89,943)	$(64,938)
Interest and other income, net	(464)	(1,893)	(1,102)	(4,787)
Income tax benefit	—	(1,481)	—	(1,804)
Depreciation and amortization expense	2,905	1,998	5,576	3,976
Share-based compensation expense	11,249	6,373	19,733	11,048
Adjusted EBITDA	$(35,611)	$(28,538)	$(65,736)	$(56,505)